Exhibit 99.1

Ascent Solar Reports Fourth Quarter and FY2013 Results

THORNTON, Colo.--(BUSINESS WIRE)-- Ascent Solar Technologies, Inc. (Nasdaq: ASTI), a developer of state-of-the-art, flexible thin-film photovoltaic modules, integrated into the Company's EnerPlex™ series of consumer products, reported results for the fourth quarter and year ended December 31, 2013.

Q4 2013 Highlights

•	Ascent Solar completed $10M preferred stock financing with Ironridge Technology Co. Funding of first $5M tranche completed in October 2013, with second $5M tranche delivered in February 2014

•	Definitive agreement signed to form Joint Venture (JV) and build new manufacturing plant in Suqian of Jiangsu Province, China. Suqian will provide RMB200M ($32.5M) for the JV

•	Ascent Solar debuted EnerPlex Surfr™ battery &solar case for iPhone®5 and 5s at CES 2014

•	Ascent Solar announced availability of EnerPlex Surfr™ battery &solar case for Samsung S®4

•	Ascent Solar expanded retail distribution network into Japan

•	Ascent Solar’s flexible photovoltaic modules selected for The Volvo Pure Tension Pavilion Project

•	Ascent Solar expanded retail kiosk locations in California and Nevada

•	Ascent Solar announced availability of EnerPlex™ products on walmart.com, newegg.com, sears.com and others

•	Ascent Solar announced debut of EnerPlex Packr™, a solar-integrated backpack

Q4 2013 Financial Results
Total revenue for the fourth quarter of 2013 was $580K, up 112% from the previous quarter. Specifically, EnerPlex™ branded consumer product revenue was $490K in the fourth quarter, up from $237K in the prior quarter, a 107% increase. R&D contract sales for the quarter were $75K, up from less than $10K in the previous quarter reflecting the initiation of a new government contract.

Net operating loss for the fourth quarter was $7.3M compared to a net operating loss of $6.4M in the previous quarter and a net operating loss of $10.3M in the fourth quarter of 2012. The increase in the sequential net operating loss was primarily due to an increase in Sales and Marketing expenses of $0.5M as we continue to expand our sales channels. Cash and cash equivalents decreased to $3.3M at December 31, 2013 from $3.9M at September 30, 2013.

Full Year 2013 Financial Results
Total revenue for the year was $1.3M, up from $1.2M in 2012. Product revenue increased from $0.6M to $1.1M, a 93% increase, while R&D Contract sales decreased from $0.6M to $0.2M.

Net operating loss for 2013 was $27.0M compared to a net operating loss of $27.9M in 2012. The decrease in net operating loss was due to a $2.6M reduction in equipment impairment loss, offset by increases of $1.2M in SG&A expense and $0.6M in R&D and manufacturing operations expense.

Management Commentary

“2013 is the first year in Ascent’s history since incorporation in 2005 to have reported product revenue in excess of $1M”, "Continued rapid growth of EnerPlex™ product sales reflects positive returns from aggressive investment in our sales channels, both traditional, direct retail and e-commerce; as well as affirming the widespread customer acceptance of our unique and distinctive product line" said Victor Lee, President and CEO of Ascent.

Mr. Lee continued, "Moving onward, we look forward to expanding the EnerPlex product line by introducing both innovative solar-integrated consumer products, as well as expanding our line of power storage solutions such as our line of Jumpr portable batteries; providing consumers with a full ecosystem of ultimate portable power solutions.”

“The Joint Development Agreement (“JD”) with the Suqian Government further reinforces the positive sentiment surrounding our transformational CIGS technology and its ability to compete at a large scale in niche markets; where the lightweight and flexible form factor of our solar can be leveraged to generate power in previously unimagined places.”

About Ascent Solar Technologies
Ascent Solar Technologies, Inc. is a developer of thin-film photovoltaic modules with substrate materials that can be more flexible, versatile and rugged than traditional solar panels. Ascent Solar modules can be directly integrated into consumer products and off-grid applications, as well as aerospace and building-integrated applications. Ascent Solar is headquartered in Thornton, Colorado. For more information, go to www.ascentsolar.com.

About EnerPlex™
The EnerPlex™ brand represents Ascent's line of consumer products. These products, many of which are integrated with Ascent's transformational CIGS technology, provide consumers with the ability to integrate solar into their everyday lives, while enabling them to free themselves and their electronics from the outlet. For more information on the EnerPlex™ brand and to see the product line, please visit www.goenerplex.com.

Forward-Looking Statements
Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company's actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's filings with the Securities and Exchange Commission.

Contact:
Investor Relations Contact:
CleanTech IR
Brion D. Tanous, 310-541-6824
Mobile: 424-634-8592
btanous@cleantech-ir.com
or
Ascent Solar Technologies
Justin R. Jacobs, 1-720-872-5194
jjacobs@ascentsolar.com

ASCENT SOLAR TECHNOLOGIES, INC.
(A Development Stage Company)

STATEMENTS OF OPERATIONS

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2013	2012	2013	2012
Revenues
Products	$509,035	$31,743	$1,117,524	$578,352
Government contracts	72,621	13,615	198,953	618,811
Total Revenues	581,656	45,358	1,316,477	1,197,163
Costs and Expenses
Research, development and manufacturing operations	5,096,272	5,778,491	21,342,519	20,728,553
Selling, general and administrative	1,930,821	1,140,353	6,168,884	5,008,388
Impairment loss	822,350	3,401,610	822,350	3,401,610
Total Costs and Expenses	7,849,443	10,320,454	28,333,753	29,138,551
Loss from Operations	(7,267,787)	(10,275,096)	(27,017,276)	(27,941,388)
Other Income/(Expense)
Other Income/(Expense), net	(256,155)	(678,475)	(576,292)	(828,029)
Change in fair value of make-whole dividend liability	(1,385,655)	—	(1,315,383)	—
Total Other Income/(Expense)	(1,641,810)	(678,475)	(1,891,675)	(828,029)
Net Loss	$(8,909,597)	$(10,953,571)	$(28,908,951)	$(28,769,417)
Deemed dividends on preferred stock and accretion of warrants	(1,684,700)	—	(5,935,762)	—
Net Loss applicable to common stockholders	$(10,594,297)	$(10,953,571)	$(34,844,713)	$(28,769,417)

Net Loss Per Share (Basic and diluted)	$(0.18)	$(0.21)	$(0.64)	$(0.66)
Weighted Average Common Shares Outstanding (Basic and diluted)	59,585,111	51,012,749	54,556,877	43,850,322

ASCENT SOLAR TECHNOLOGIES, INC.
(A Development Stage Company)

BALANCE SHEETS

	December 31, 2013	December 31, 2012
ASSETS
Current Assets:
Cash and cash equivalents	$3,318,155	$12,621,477
Trade receivables	458,076	100,164
Related party receivables and deposits	21,122	596,339
Inventories	1,887,612	2,159,553
Prepaid expenses and other current assets	1,157,484	235,305
Total current assets	6,842,449	15,712,838
Property, Plant and Equipment:	38,614,905	39,979,013
Less accumulated depreciation and amortization	(17,850,688)	(12,725,298)
	20,764,217	27,253,715
Other Assets:
Patents, net of amortization of $83,364 and $48,150, respectively	879,541	500,879
Other non-current assets	52,813	56,563
	932,354	557,442
Total Assets	$28,539,020	$43,523,995
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$442,754	$855,373
Accrued expenses	1,895,869	1,788,635
Current portion of long-term debt	282,960	264,935
Make-whole dividend liability	3,146,156	—
Total current liabilities	5,767,739	2,908,943
Long-Term Debt	6,067,175	6,350,135
Accrued Warranty Liability	47,937	38,187
Commitments and Contingencies (Notes 4 & 14)
Stockholders’ Equity:
Series A preferred stock, $.0001 par value; 750,000 shares authorized and issued; 362,390 shares outstanding as of December 31, 2013 ($4,000,786 Liquidation Preference)	36	—
Series B-1 preferred stock, $.0001 par value; 1,000 shares authorized and 500 shares issued; 350 shares outstanding as of December 31, 2013 ($5,544,490 Liquidation Preference)	—	—
Common stock, $0.0001 par value, 125,000,000 shares authorized; 61,748,524 and 51,143,906 shares issued and outstanding, respectively	6,175	5,114
Additional paid in capital	263,270,005	245,996,950
Deficit accumulated during the development stage	(246,620,047)	(211,775,334)
Total stockholders’ equity	16,656,169	34,226,730
Total Liabilities and Stockholders’ Equity	$28,539,020	$43,523,995